EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form S-1/A of our report dated April 14, 2016 relating to the financial statements of Nostalgia Family Brands, Inc. as of December 31, 2015 and 2014 and for the years then ended.

We also consent to the reference to our firm under the caption "Experts" in such registration statement.

June 15, 2016

Flushing, New York